UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 2, 2022

Motorsport Games Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39868	86-1791356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5972 NE 4th Avenue Miami, FL	33137
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 507-8799

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MSGM	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

We are filing this Current Report on Form 8-K for the purpose of supplementing the risk factors disclosed in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 with a risk factor regarding the ongoing military actions in Ukraine.

Risks Related to Russian Military Action Against Ukraine.

On February 24, 2022, Russian forces launched significant military actions against Ukraine, and sustained conflict and disruption in the region is likely. Impact to Ukraine as well as actions taken by other countries, including new and stricter sanctions by Canada, the United Kingdom, the European Union, the United States and other nations against officials, individuals, regions, and industries in Russia, Ukraine, and Belarus, and each country’s potential response to such sanctions, tensions, and military actions could have a material adverse effect on our operations.

The current and potential sanctions against Russia could have a material adverse effect on our ability to use our Russian development staff for future game development. A significant portion of our development staff is based in Russia. Such international sanctions and potential responses to such sanctions, including those that may limit or restrict our ability to transfer funds into Russia to pay for such development services or any frozen or lost funds, could significantly affect our ability to pay our developers based in Russia. In such event, we would have to look to alternative development arrangements, which may delay our ability to release future game titles.

We have currency exposure arising from both sales and purchases denominated in foreign currencies, including intercompany transactions outside the U.S. In addition, some currencies may be subject to limitations on conversion into other currencies, which can limit our ability to otherwise react to rapid foreign currency devaluations. Because we have operations in Russia, our exchange rate risk is highly sensitive to the prevailing value of the U.S. dollar relative to the Russian ruble, which exchange rates may fluctuate significantly, in particular due to the recent Russian invasion of Ukraine, as well as continued and any new sanctions against Russia. While we cannot predict with precision the effect of future exchange-rate fluctuations, any significant rate fluctuations could have a material adverse effect on our business, financial condition and results of operations.

We have no way to predict the progress or outcome of the situation in Ukraine, as the conflict and governmental reactions are rapidly developing and beyond our control. Prolonged unrest, intensified military activities or more extensive sanctions impacting the region could have a material adverse effect on our operations, results of operations, financial condition, liquidity and business outlook.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTORSPORT GAMES INC.

Date: March 2, 2022	By:	/s/ Dmitry Kozko
Dmitry Kozko, Chief Executive Officer

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